On May 4, 2022, Greenwave (OTC:GWAV) submitted an application to uplist to NASDAQ, which could result in a significant increase in liquidity and institutional interest for our stock.

During the first quarter of 2022,Greenwave:

- **$9.92 MILLION IN REVENUE**
- **ELIMINATED $44 MILLION IN DERIVATIVE LIABILITIES**
- **66.91% REVENUE GROWTH**
  Over Empire's Q1 2021 Revenues
- **POSITIVE CASHFLOWS FROM OPERATIONS**

In February 2022, Greenwave started installing a second shredder to process cars, household appliances and industrial products, along with a downstream system to increase its recovery yields of copper, aluminum, brass, steel, and other metals. These systems are expected to come online in the summer of 2022 and double our processing capacity while increasing our profit margins.



## SHAREHOLDER UPDATE

SUMMER 2022

# GREENWAVE TECHNOLOGY SOLUTIONS, INC.

OTC: GWAV

# CHAIRMAN'S LETTER



## Dear Shareholders,

My name is Danny Meeks, Chief Executive Officer of Greenwave Technology Solutions. Last year Greenwave (formerly known as MassRoots, Inc.) acquired Empire Services, Inc., a scrap metal recycling which generated approximately $27.8 million in revenue in fiscal year 2021, in a primarily stock-based transaction. This year, we aim to further accelerate our revenue growth to over $40 million by rapidly expanding our footprint of metal recycling facilities.

Last week, we submitted our application to uplist Greenwave to the NASDAQ, as we believe a listing on a national exchange would result in a significant increase in visibility, liquidity, and institutional interest for our stock. We believe Greenwave will meet the listing standards of a national exchange without any further capital raises.


EMPIRE QUARTERLY REVENUES
$10,000,000.00
$7,500,000.00
$5,000,000.00
$2,500,000.00
$0.00
Significant COVID-19 Closures
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

According to a recent Wall Street Journal article, there continues to be robust demand for aluminum, increasing 11% over the past year alone, with approximately 40% of new aluminum supply coming from recycled scrap [1]. Driven by inflationary pressures, depleted inventories, and significant global demand in what many consider to be a "commodities super cycle," prices for many metal products were already on the rise going into 2022. The Russia-Ukraine conflict has only accelerated this trend, with prices for copper hitting an all-time high of $4.95 per pound on the Comex market on March 4, 2022 [2] and nickel prices surging to an all-time high of over $100,000 per ton on the London Metal Exchange on March 8, 2022 [3].

Earlier this year, BlackRock, Inc. disclosed it had accumulated 5.3% of the outstanding ordinary shares of Sims Metal Management [4], the parent company of our largest customer, following BlackRock CEO Larry Fink's assertion that the next 1,000 companies that will reach a billion-dollar valuation will be focused on green hydrogen, green agriculture, green steel, and green cement[5].

As a public company with 30,000 shareholders, Greenwave is positioned to move quickly and aggressively to roll-up independent, profitable metal recycling facilities as a pure play on green steel.

We believe now is the optimal time for a roll-up of metal of recycling facilities. Demand for prime metallic scrap is expected to increase by approximately 41% from current levels to 29.6 million gross tons by fiscal year 2025[6]. At the same time, the supply of prime steel scrap has been shrinking consistently for more than 50 years, according to a Steel Research Associates, LLC Scrap Model[7]. Greenwave's management believes that this supply/demand imbalance will continue to cause rising prices for scrap metal for at least the next 5-7 years.

## GREENWAVE LOCATIONS


Albemarle Sound
Pamlico Sound

It is also important to note the significant environmental benefits of recycling steel. Unlike plastics and other materials, steel is able to be melted and re-cast countless times as it has no structural memory(3). Recycling steel, rather than using virgin materials, cuts $CO_2$ emissions by approximately 75% while utilizing approximately 70% less energy[8]. Currently, two out of every three tons of steel produced comes from recycling, up from one out of every ten tons in 1980[0].

Greenwave's management has set aggressive expansion and revenue goals for the coming year as we begin rolling-up independent, profitable metal recycling facilities. With a significant supply/demand imbalance for recycled steel expected to continue through at least 2025[4], we believe prices for metals will continue to remain strong for the foreseeable future – especially with many projects under the recently passed Infrastructure Investment and Jobs Act beginning construction. I am incredibly grateful to both our long-term and new shareholders for their continued trust in my leadership as we look to maximize shareholder value and take Greenwave to the next level.

Regards,
Danny Meeks
Chairman and Chief Executive Officer

## PRICE OF COPPER (COMEX)


$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
1960
1970
1980
1990
2000
2010
2020

As a technology company, Greenwave has significant experience in developing complex, cloud-based platforms. With the Empire acquisition, we are applying our expertise and knowledge to an overlooked but highly profitable industry.

By applying our technology experience to Empire's existing facilities, we are creating organic growth and streamlining operations to increase profit margins.

1. https://www.wsj.com/articles/aluminum-makers-seek-old-cans-shredded-cars-to-fuel-new-plants-11648287002
2. https://www.mining.com/copper-price-hits-all-time-high-on-fears-of-supply-crunches/
3. https://www.ft.com/content/0269cdda-ef67-43c8-b820-a919c919b5fa
4. https://ir.miraqle.com/DownloadFile.axd?file=/Report/ComNews/20220110/02474007.pdf
5. https://www.cnbc.com/2021/10/25/blackrock-ceo-larry-fink-next-1000-unicorns-will-be-in-climate-tech.html
6. https://www.reuters.com/article/us-metals-supercycle-ahome/goldman-proclaims-the-dawn-of-a-new-commodity-super cycle-andy-home-idUSKBN29A1QM
7. According to an October 11, 2021 presentation by Cleveland-Cliffs
8. https://www.newyorker.com/magazine/2008/01/14/american-scrap
9. https://www.recyclemetals.org/about-metal-recycling/cool-facts.html

## GREENWAVE'S COMPETITIVE ADVANTAGE

During the first quarter of 2022, Greenwave began installing a second shredder to process cars, household appliances, and industrial products, along with a downstream system to increase the yields from shred residue, which are expected to double Empire's capacity while significantly increasing its profit margins.

When these systems come online during the summer of 2022, Greenwave will have the infrastructure necessary to significantly grow its dealer scrap product line, increase its recovery yields of copper, aluminum, brass and stainless steel, and scale its operations towards $100 million per year in annual revenue.

When coupled with our 11 scrap yards – soon to be 12 when our Fairmont location opens this summer – Greenwave is one of the fast growing metal recycling companies in the mid-Atlantic region with the infrastructure, experience, and resources to rapidly expand.

**$27.75** Million Empire's 2021 Revenue

**11** Locations

**30,000+** Shareholders

**89** Employees



THE WALL STREET JOURNAL.

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BUSINESS

**Aluminum Makers Seek Old Cans, Shredded Cars to Fuel New Plants**

Companies are investing in recycling scrap to meet rising demand for aluminum

Shredded aluminum scrap at Norsk Hydro's plant in The Dalles, Ore. The company is cranking up its scrap collection operations in the region to supply the plant, which has an expansion on the way.

*By Bob Tita* Follow | *Photographs by Celeste Noche for The Wall Street Journal*

Mar. 26, 2022 5:30 am ET

Listen to article (2 minutes)

Aluminum makers are on a nationwide hunt for more old cans, shredded cars and factory waste to keep up with growing demand.

Companies including Norway's Norsk Hydro ASA, NHYDY -3.38% Novelis Inc. and Canada's Matalco Inc. are adding U.S. plants to produce more of the lightweight metal sought by auto companies, beverage can makers and other manufacturers. U.S. aluminum consumption grew by 11% last year, bouncing back from 2020's pandemic-influenced reduction, according to the Aluminum Association trade group.

This presentation is being provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any of Greenwave Technology Solutions, Inc.'s (the "Company" or "Greenwave") securities. This presentation is not intended, nor should it be distributed, for advertising purposes, nor is it intended for broadcast or publication to the general public. Any such offer of the Company's securities will only be made in compliance with applicable state and federal securities laws pursuant to a prospectus or an offering memorandum and related offering documents which will be provided to qualified prospective investors upon request.

This presentation contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect,"